Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Oct. 31, 2017

DIEBOLD NIXDORF REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS

•	GAAP revenue of $1.1 billion

•	GAAP EPS from continuing operations was a loss of $0.47, or earnings of $0.58 on a non-GAAP basis

•	GAAP operating profit was a loss of $7.6 million, or (0.7)% operating margin; non-GAAP operating profit was $82.4 million, or 7.3% operating margin

•
Net cash used by continuing operating activities was $49.5 million, an increase in use of $62.9 million from the prior-year period; free cash use was $64.8 million, an increase in use of $65.6 million from the prior-year period

•	Company updates 2017 guidance

NORTH CANTON, Ohio - Diebold Nixdorf today reported its third quarter 2017 financial results.

“We are encouraged to see our integration and transformation achievements begin to translate into meaningful cost synergies, as improved earnings during the quarter were driven by a combination of cost actions as well as a lower tax rate,” said Andy W. Mattes, president and chief executive officer, Diebold Nixdorf. “While there are many positive developments in our business, our 'top line' remained under pressure as the banking business is increasingly driven by large, complex projects that take longer to complete and generate revenue. As a result, while we expect profits and earnings per share to be at the upper end of our previous guidance for 2017, we have a lower revenue outlook.”

Mattes continued, “We continue to make tangible progress in transforming to a services-led, software-enabled company. During the quarter, we signed services contracts valued at more than $300 million, and on a year-to-date basis our renewal rate is close to 100 percent. In software, we delivered our strongest quarter since completing the acquisition of Wincor Nixdorf. Also, we continue to build momentum in delivering new innovation for customers, recently launching new offerings in ‘managed mobility’, ATM as a service and the new Vynamic software suite -- the first platform to power connected commerce across the financial services and retail industries. While significant work remains, we see terrific opportunities to leverage our scale and advance our industry leadership, enabling the company to create greater value moving forward.”

2017 Third Quarter Business Highlights

•	Signed a new, five-year managed services agreement with a large global financial institution for remote management and monitoring of more than 5,000 ATMs across the U.S. and U.K.

•	Won a new contract to install software licenses for 6,400 ATMs at US Bank and renewed the services agreement for another four years

•	Significantly expanded our scope of work and value in a new $54 million contract win with Banco do Brazil

•	Awarded a new services contract worth $40 million with a leading independent ATM deployer in the U.S.

•	Renewed a $36 million managed services contract with HSH Nordbank in Germany and a $30 million contract with Geldservices Netherlands

•	Won a new store lifecycle management and point-of-sale contract worth nearly $10 million with a global clothing retailer expanding its presence in Russia

•	Secured an exclusive contract with Bankomat, Sweden's largest ATM deployer, to automate all cash deposit and withdrawal activities across its network of 1,600 machines

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Financial Results of Operations and Lines of Business
On Aug. 15, 2016, the company completed the acquisition of Wincor Nixdorf and, as a result, comparisons to prior periods may be impacted by this acquisition. Financial results include acquisition-related items that may impact GAAP results.

Revenue Summary by Reportable Segments, Geographic Regions and Solutions - Unaudited

Three months ended September 30, 2017 compared to September 30, 2016

(Dollars in millions)	Three Months Ended
	September 30,
	2017	2016	% Change	% Change in CC(1)
Segments
Services	$605.9	$484.6	25.0	22.6
Software	119.8	86.4	38.7	33.7
Systems	397.0	412.3	(3.7)	(6.5)
Net sales	$1,122.7	$983.3	14.2	11.3

Geographic regions
Americas	$395.1	$473.0	(16.5)	(17.1)
EMEA	578.2	371.4	55.7	47.6
AP	149.4	138.9	7.6	6.9
Net sales	$1,122.7	$983.3	14.2	11.3

Solutions
Banking	$837.8	$762.9	9.8	7.6
Retail	284.9	220.4	29.3	24.0
Net sales	$1,122.7	$983.3	14.2	11.3
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Three months ended September 30, 2017 compared to pro forma September 30, 2016

(Dollars in millions)	Three Months Ended
	September 30,
	2017	2016 (2)	% Change	% Change in CC (1)
Segments
Services	$605.9	$620.1	(2.3)	(4.4)
Software	119.8	120.4	(0.5)	(3.9)
Systems	397.0	540.6	(26.6)	(28.8)
Net sales	$1,122.7	$1,281.1	(12.4)	(14.7)

Geographic regions
Americas	$395.1	$503.3	(21.5)	(22.2)
EMEA	578.2	608.8	(5.0)	(9.5)
AP	149.4	169.0	(11.6)	(12.0)
Net sales	$1,122.7	$1,281.1	(12.4)	(14.7)

Solutions
Banking	$837.8	$945.4	(11.4)	(13.4)
Retail	284.9	335.7	(15.1)	(18.3)
Net sales	$1,122.7	$1,281.1	(12.4)	(14.7)
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.
(2) - The unaudited pro forma net sales information for the three-month period ended September 30, 2016 is a non-GAAP measure which combines the historical net sales information of Diebold and Wincor Nixdorf for the three-month period ended September 30, 2016. Wincor Nixdorf’s net sales information included in the September 30, 2016 pro forma information was prepared in accordance with International Financial Reporting Standards.

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Nine months ended September 30, 2017 compared to September 30, 2016

(Dollars in millions)	Nine Months Ended
	September 30,
	2017	2016	% Change	% Change in CC (1)
Segments
Services	$1,759.3	$1,131.1	55.5	53.5
Software	337.9	139.4	142.4	135.1
Systems	1,262.2	802.4	57.3	54.6
Net sales	$3,359.4	$2,072.9	62.1	59.5

Geographic regions
Americas	$1,181.6	$1,202.9	(1.8)	(3.0)
EMEA	1,727.8	563.7	206.5	196.8
AP	450.0	306.3	46.9	47.4
Net sales	$3,359.4	$2,072.9	62.1	59.5

Solutions
Banking	$2,501.3	$1,834.8	36.3	34.7
Retail	858.1	238.1	260.4	245.5
Net sales	$3,359.4	$2,072.9	62.1	59.5
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Nine months ended September 30, 2017 compared to pro forma September 30, 2016

(Dollars in millions)	Nine Months Ended
	September 30,
	2017	2016 (2)	% Change	% Change in CC (1)
Segments
Services	$1,759.3	$1,856.7	(5.2)	(5.1)
Software	337.9	346.5	(2.5)	(2.8)
Systems	1,262.2	1,521.9	(17.1)	(17.3)
Net sales	$3,359.4	$3,725.1	(9.8)	(9.9)

Geographic regions
Americas	$1,181.6	$1,400.1	(15.6)	(16.6)
EMEA	1,727.8	1,826.4	(5.4)	(4.8)
AP	450.0	498.6	(9.7)	(9.2)
Net sales	$3,359.4	$3,725.1	(9.8)	(9.9)

Solutions
Banking	$2,501.3	$2,830.1	(11.6)	(11.8)
Retail	858.1	895.0	(4.1)	(3.6)
Net sales	$3,359.4	$3,725.1	(9.8)	(9.9)
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.
(2) - The unaudited pro forma net sales information for the nine-month period ended September 30, 2016 is a non-GAAP measure which combines the historical net sales information of Diebold and Wincor Nixdorf for the nine-month period ended September 30, 2016. Wincor Nixdorf’s net sales information included in the September 30, 2016 pro forma information was prepared in accordance with International Financial Reporting Standards.

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Full-year 2017 outlook(1)

	Previous guidance	Current guidance
Total Revenue	~$4.7B - $4.8B	~$4.6B
Net Income (Loss) attributable to Diebold Nixdorf, Inc.	$ (125 million) - $ (110 million)	$ (140 million) - $ (130 million)
Adjusted EBITDA	$360 million - $380 million	$370 million - $380 million
2017 EPS (GAAP)	$(1.65) - $(1.45)	$(1.80) - $(1.70)
Restructuring	~0.85	~0.70
Non-routine (income)/expense:
Integration expense	~0.70	~0.90
Legal, Acquisition and Divestiture expense	~0.30	~0.25
Impairment & Other Non-routine	~0.05	~0.05
Wincor Nixdorf purchase price accounting	~1.90	~2.10
Total non-routine (income)/expense	~2.95	~3.30
Tax impact of restructuring and non-routine (income)/expense items	~(1.20)	~(1.15)
Total Adjusted EPS (non-GAAP measure)	$0.95 - $1.15	$1.05 - $1.15

(1) - The company expects a non-GAAP effective tax rate to be around 20% for the full year. With respect to the company’s non-GAAP tax rate outlook for 2017, the company is not providing the most directly comparable GAAP financial measure and, with respect to the company's non-GAAP tax rate and adjusted EBITDA outlook for 2017, the company is not providing corresponding reconciliations because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Senior leadership will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.

Diebold Nixdorf has a presence in more than 130 countries with approximately 24,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in

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comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes", "anticipates", "expects", "could", "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize synergies; the company's ability to successfully operate its strategic alliances in China with the Inspur Group and Aisino Corp.; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only as of the date of this press release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q3 2017	Q3 2016	YTD 9/30/2017	YTD 9/30/2016
Net sales
Services and software	$725.7	$571.0	$2,097.2	$1,270.5
Systems	397.0	412.3	1,262.2	802.4
Total	1,122.7	983.3	3,359.4	2,072.9
Cost of sales
Services and software	553.7	400.0	1,595.6	867.7
Systems	328.0	385.7	1,042.5	713.7
Total	881.7	785.7	2,638.1	1,581.4
Gross profit	241.0	197.6	721.3	491.5
Gross margin	21.5%	20.1%	21.5%	23.7%
Operating expenses
Selling and administrative expense	208.8	253.5	692.6	506.4
Research, development and engineering expense	34.2	31.3	114.4	67.4
Impairment of assets	—	—	3.1	—
(Gain) loss on sale of assets, net	5.6	(0.5)	(2.5)	(0.2)
Total	248.6	284.3	807.6	573.6
Percent of net sales	22.1%	28.9%	24.0%	27.7%
Operating profit (loss)	(7.6)	(86.7)	(86.3)	(82.1)
Operating margin	(0.7)%	(8.8)%	(2.6)%	(4.0)%
Other income (expense)
Interest income	4.3	5.3	15.8	16.5
Interest expense	(27.7)	(32.4)	(90.7)	(68.2)
Foreign exchange gain (loss), net	3.2	2.0	(4.5)	(1.6)
Miscellaneous, net	(1.5)	(4.2)	1.7	3.6
Total other income (expense)	(21.7)	(29.3)	(77.7)	(49.7)
Income (loss) from continuing operations before taxes	(29.3)	(116.0)	(164.0)	(131.8)
Income tax (benefit) expense	(0.5)	(18.8)	(59.4)	(34.5)
Income (loss) from continuing operations, net of tax	(28.8)	(97.2)	(104.6)	(97.3)
Income (loss) from discontinued operations, net of tax	—	(4.6)	—	143.7
Net income (loss)	(28.8)	(101.8)	(104.6)	46.4
Net income attributable to noncontrolling interests	6.6	0.5	20.2	1.6
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(35.4)	$(102.3)	$(124.8)	$44.8

Basic weighted-average shares outstanding	75.5	70.9	75.4	67.0
Diluted weighted-average shares outstanding	75.5	70.9	75.4	67.6

Amounts attributable to Diebold Nixdorf, Incorporated
Loss before discontinued operations, net of tax	$(35.4)	$(97.7)	$(124.8)	$(98.9)
Income (loss) from discontinued operations, net of tax	—	(4.6)	—	143.7
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(35.4)	$(102.3)	$(124.8)	$44.8

Basic earnings (loss) per share
Loss from continuing operations, net of tax	$(0.47)	$(1.38)	$(1.66)	$(1.48)
Income (loss) from discontinued operations, net of tax	—	(0.06)	—	2.15
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(0.47)	$(1.44)	$(1.66)	$0.67

Diluted earnings (loss) per share
Loss from continuing operations, net of tax	$(0.47)	$(1.38)	$(1.66)	$(1.46)
Income (loss) from discontinued operations, net of tax	—	(0.06)	—	2.12
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(0.47)	$(1.44)	$(1.66)	$0.66

Common dividends declared and paid per share	$0.1000	$0.2875	$0.3000	$0.8625

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	9/30/2017	12/31/2016

ASSETS
Current assets
Cash and cash equivalents	$380.7	$652.7
Short-term investments	64.0	64.1
Trade receivables, less allowances for doubtful accounts	911.9	835.9
Inventories	807.8	737.7
Other current assets	411.9	329.2
Total current assets	2,576.3	2,619.6
Securities and other investments	92.5	94.7
Property, plant and equipment, net	367.7	387.0
Goodwill	1,105.9	998.3
Intangible assets, net	793.5	772.9
Other assets	425.5	397.8
Total assets	$5,361.4	$5,270.3
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$71.9	$106.9
Accounts payable	579.1	560.5
Deferred revenue	369.4	404.2
Other current liabilities	737.9	752.9
Total current liabilities	1,758.3	1,824.5
Long-term debt	1,834.5	1,691.4
Long-term liabilities	671.2	685.5

Redeemable noncontrolling interests	485.7	44.1

Total Diebold Nixdorf, Incorporated shareholders' equity	572.2	591.4
Noncontrolling interests	39.5	433.4
Total equity	611.7	1,024.8
Total liabilities, redeemable noncontrolling interests and equity	$5,361.4	$5,270.3

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2017	YTD 9/30/2016
Cash flow from operating activities
Net income (loss)	$(104.6)	$46.4
Income (loss) from discontinued operations, net of tax	—	143.7
Income (loss) from continuing operations, net of tax	(104.6)	(97.3)
Adjustments to reconcile net income (loss) to cash flow used by operating activities:
Depreciation and amortization	185.4	74.3
Other	27.8	4.7
Changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	(57.5)	(85.3)
Inventories	(48.8)	(18.9)
Income taxes	(46.8)	(90.3)
Accounts payable	10.0	14.2
Deferred revenue	(43.3)	(42.9)
Deferred income taxes	(36.3)	(58.5)
Certain other assets and liabilities	(121.2)	113.6
Net cash used by operating activities - continuing operations	(235.3)	(186.4)
Net cash used by operating activities - discontinued operations	—	(8.2)
Net cash used by operating activities	(235.3)	(194.6)
Cash flow from investing activities
Payment for acquisitions	(5.6)	(890.6)
Net investment activity	(11.2)	24.7
Capital expenditures	(41.7)	(23.9)
Restricted cash	(7.9)	—
Increase in certain other assets	(12.3)	10.8
Net cash used by investing activities - continuing operations	(78.7)	(879.0)
Net cash provided by investing activities - discontinued operations	—	361.9
Net cash used by investing activities	(78.7)	(517.1)
Cash flow from financing activities
Dividends paid	(22.9)	(57.0)
Net debt borrowings	66.4	1,199.3
Repurchase of common shares	(4.8)	(2.1)
Other	(16.0)	(1.8)
Net cash provided by financing activities	22.7	1,138.4
Effect of exchange rate changes on cash and cash equivalents	19.3	9.4
(Decrease) increase in cash and cash equivalents	(272.0)	436.1
Add: Cash overdraft included in assets held for sale at beginning of period	—	(1.5)
Cash and cash equivalents at the beginning of the period	652.7	313.6
Cash and cash equivalents at the end of the period	$380.7	$748.2

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q3 2017						Q3 2016
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,122.7	$241.0	21.5%	$248.6	$(7.6)	(0.7)%	$983.3	$197.6	20.1%	$284.3	$(86.7)	(8.8)%
Restructuring	—	15.2		(2.2)	17.4		—	2.4		(5.0)	7.4
Legal / Acquisition and divestiture expense	—	—		(6.1)	6.1		—	0.5		(64.7)	65.2
Acquisition integration	—	0.9		(18.9)	19.8		—	—		(7.3)	7.3
Wincor Nixdorf purchase accounting adjustments	9.6	22.9		(23.8)	46.7		4.9	43.5		(10.8)	54.3
Other	—	—		—	—		—	0.4		—	0.4
Non-routine expenses, net	9.6	23.8		(48.8)	72.6		4.9	44.4		(82.8)	127.2
Non-GAAP Results	$1,132.3	$280.0	24.7%	$197.6	$82.4	7.3%	$988.2	$244.4	24.7%	$196.5	$47.9	4.8%

	YTD 2017						YTD 2016
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,359.4	$721.3	21.5%	$807.6	$(86.3)	(2.6)%	$2,072.9	$491.5	23.7%	$573.6	$(82.1)	(4.0)%
Restructuring	—	32.4		(12.3)	44.7		—	4.1		(8.7)	12.8
Impairment	—	—		(3.1)	3.1		—	—		—	—
Legal / Acquisition and divestiture expense	—	0.6		(15.5)	16.1		—	0.5		(95.8)	96.3
Acquisition integration	—	2.7		(52.1)	54.8		—	—		(7.8)	7.8
Wincor Nixdorf purchase accounting adjustments	30.4	68.7		(63.1)	131.8		4.9	43.5		(10.8)	54.3
Other	—	0.4		—	0.4		—	1.0		(0.1)	1.1
Non-routine expenses, net	30.4	72.4		(133.8)	206.2		4.9	45.0		(114.5)	159.5
Non-GAAP Results	$3,389.8	$826.1	24.4%	$661.5	$164.6	4.9%	$2,077.8	$540.6	26.0%	$450.4	$90.2	4.3%

Restructuring expenses relate to the DN2020 business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent, and include the company's legacy multi-year realignment program. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition, integration and divestiture expenses. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. Other includes the gains from divestitures and ongoing interest charges related to the Brazil indirect tax matter.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q3 2017	Q3 2016	YTD 9/30/2017	YTD 9/30/2016
Net income (loss)	$(28.8)	$(101.8)	$(104.6)	$46.4
Income tax benefit	(0.5)	(18.8)	(59.4)	(34.5)
Interest income	(4.3)	(5.3)	(15.8)	(16.5)
Interest expense	27.7	32.4	90.7	68.2
Depreciation and amortization	68.8	43.4	185.4	74.3
EBITDA	62.9	(50.1)	96.3	137.9
Income from discontinued operations, net of tax	—	4.6	—	(143.7)
Share-based compensation	8.1	4.1	23.1	14.2
Foreign exchange (gain) loss, net	(3.2)	(2.0)	4.5	1.6
Miscellaneous, net	1.5	4.2	(1.7)	(3.6)
Restructuring expenses	17.4	7.4	44.7	12.8
Non-routine expenses, net	37.8	109.2	106.7	141.6
Adjusted EBITDA	$124.5	$77.4	$273.6	$160.8
Adjusted EBITDA % revenue	11.0%	7.8%	8.1%	7.7%
We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: income from discontinued operations net of tax, share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expense, and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $34.9 million and $99.5 million, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three- and nine-month periods ended September 30, 2017. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous net primarily consists of the equity and earnings of investees. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q3 2017	Q3 2016	YTD 9/30/2017	YTD 9/30/2016
Total diluted EPS from the income (loss) from continuing operations, net of tax (GAAP measure)	$(0.47)	$(1.38)	$(1.65)	$(1.46)
Restructuring	0.23	0.10	0.59	0.19
Non-routine (income)/expense:
Impairment	—	—	0.04	—
Legal / Acquisition and divestiture expense	0.08	1.06	0.25	2.00
Acquisition integration	0.26	0.10	0.72	0.12
Acquisition related hedging (income)/expense	—	0.05	—	(0.14)
Wincor Nixdorf purchase accounting adjustments	0.61	0.76	1.73	0.80
Other	0.01	0.02	0.02	0.02
Total non-routine (income)/expense	0.96	1.99	2.76	2.80
Tax impact (inclusive of allocation of discrete tax items)	(0.14)	(0.37)	(0.96)	(0.77)
Total adjusted EPS (non-GAAP measure)	$0.58	$0.34	$0.74	$0.76
EPS (non-GAAP) - discontinued operations	$—	$—	$—	$(0.02)
EPS (non-GAAP) - including discontinued operations	$0.58	$0.34	$0.74	$0.74
Restructuring expenses relate to the DN2020 business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent, and include the company's legacy multi-year realignment program. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition, integration and divestiture expenses, including incremental interest related to the debt incurred and fair value of foreign currency option contracts prior to closing the acquisition of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. Other includes the ongoing interest charges related to the Brazil indirect tax matter.

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4.	Free cash flow use from continuing operations is calculated as follows (Dollars in millions):

	Q3 2017	Q3 2016	YTD 9/30/2017	YTD 9/30/2016
Net cash used by operating activities (GAAP measure)	$(49.5)	$13.4	$(235.3)	$(186.4)
Capital expenditures (GAAP measure)	(15.3)	(12.6)	(41.7)	(23.9)
Free cash flow use (non-GAAP measure)	$(64.8)	$0.8	$(277.0)	$(210.3)

We define free cash flow use as net cash used by operating activities less capital expenditures. We consider free cash flow use to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	9/30/2017	12/31/2016	9/30/2016
Cash, cash equivalents and short-term investments (GAAP measure)	$444.7	$716.8	$788.1
Debt instruments	(1,906.4)	(1,798.3)	(2,058.9)
Net debt (non-GAAP measure)	$(1,461.7)	$(1,081.5)	$(1,270.8)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 85% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for the current period.

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PR/17_3867

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